Davie
                                                                          Kaplan
                                                                         Chapman
                                                                       Braverman
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                                                    Certified Public Accountants
                                              Business and Financial Consultants
                                                       28 Main St. E. Suite 1000
                                                       Rochester, New York 14614
                                                               Tel: 716-454-4161
                                                               Fax: 716-454-2573

September 14, 1998

Securities and Exchange Commission
450-5th Street North West
Washington, D.C. 20549

Gentlemen/Ladies:

We are unable to complete our audit of the financial statements of The Metal Arts Company, Inc. due to the lack of various information required for us to express an opinion thereon by September 28, 1998. We anticipate obtaining the required information and issuing our report by October 13, 1998.

Very truly yours,



/s/ DAVIE KAPLAN CHAPMAN & BRAVERMAN, P.C.
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    DAVIE KAPLAN CHAPMAN & BRAVERMAN, P.C.



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